Exhibit 21.1

Interpharm Holdings, Inc.
List of Subsidiaries

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Name of Subsidiary                        Jurisdiction      Ownership Percentage
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Interpharm, Inc.                          New York          100%
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Micro Computer Store, Inc.                New York          100%
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Innovative Business Micros, Inc.          New York          100%
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Logix Solutions, Inc.                     Colorado           90%
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Saturn Chemical, LLC                      New York          100%
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Interpharm Realty, LLC                    New York          100%
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